Exhibit 10.4

UNITEDHEALTH GROUP

RESTRICTED STOCK AWARD

Award Number:

Award Date	Number of Shares	Final Vesting Date

[Shares]

THIS CERTIFIES THAT UnitedHealth Group Incorporated (the “Company”) has on the Award Date specified above granted to

«Name»

(“Participant”) an award (the “Award”) of that number of shares (the “Shares”) of UnitedHealth Group Incorporated Common Stock, $.01 par value per share (the “Common Stock”), indicated above in the box labeled “Number of Shares,” subject to certain restrictions and on the terms and conditions contained in this Award and the UnitedHealth Group Incorporated 2002 Stock Incentive Plan (the “Plan”). A copy of the Plan is available upon request. In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.

* * * * *

1. Rights of the Participant with Respect to the Shares. With respect to the Shares, on and after the Award Date and until the date or dates on which the Shares vest and the restrictions with respect to the Shares lapse in accordance with Section 2, 3 or 4, Participant shall have all of the rights of a shareholder of the Common Stock, including the right to vote the Shares and the right to receive dividends thereon, unless and until the Shares are forfeited pursuant to Section 4 or 6. The rights of Participant with respect to the Shares shall remain forfeitable at all times prior to the date or dates on which such rights become vested, and the restrictions with respect to the Shares lapse, in accordance with Section 2, 3 or 4. Subject to the restrictions and terms of this Award, after the Shares vest pursuant to Section 2, 3 or 4, Participant shall have all of the rights of a shareholder of the Common Stock with respect to the Shares (including, without limitation, the right to vote the Shares and to receive cash dividends).

2. Vesting. Subject to the terms and conditions of this Award, 25% of the Shares shall vest, and the restrictions with respect to the Shares shall lapse, on each of the first, second, third and fourth anniversaries of the Award Date if Participant remains continuously employed by the Company or continues to serve on the Board of Directors of the Company until the respective vesting dates.

3. Early Vesting Upon Change in Control. Notwithstanding the other vesting provisions contained in Section 2, but subject to the other terms and conditions set forth herein, upon the effective date of a Change in Control, all of the Shares shall become immediately and unconditionally vested and exercisable, and the restrictions with respect to all of the Shares shall lapse. For purposes of this Award, a “Change in Control” shall mean the sale of all or substantially all of the Company’s assets or any merger, reorganization, or exchange or tender offer which, in each case, will result in a change in the power to elect 50% or more of the members of the Board of Directors of the Company.

4. Forfeiture or Early Vesting Upon Termination of Employment.

(a) Termination of Employment Generally. If, prior to vesting of the Shares pursuant to Section 2 or 3, Participant ceases to be an employee of the Company, or ceases to serve on the Board of Directors of the Company, for any reason (voluntary or involuntary) other than death, permanent long-term disability or Retirement (as defined below) or a termination of employment that results in severance being paid to Participant, then Participant’s rights to all of the unvested Shares shall be immediately and irrevocably forfeited.

(b) Death or Permanent Long-Term Disability. If Participant dies while employed by the Company or its subsidiaries, or if Participant’s employment by the Company or its subsidiaries is terminated due to Participant’s failure to return to work as the result of a permanent long-term disability that renders Participant incapable of performing his or her duties as determined under the provisions of the Company’s long-term disability insurance program applicable to Participant, then all unvested Shares shall become immediately vested, and the restrictions with respect to all of the Shares shall lapse, as of the date of such long-term disability or death. No transfer by will or the applicable laws of descent and distribution of any Shares that vest by reason of Participant’s death shall be effective to bind the Company unless the Committee shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the committee of the Board of Directors administering the Plan (the “Committee”) may deem necessary to establish the validity of the transfer.

(c) Retirement. If Participant’s employment by the Company or its subsidiaries is terminated by reason of Participant’s Retirement (as defined below), then, subject to Section 6, the Shares shall continue to vest, and the restrictions with respect to such Shares shall continue to lapse, as if such termination of employment had not occurred. For purposes of this Award, “Retirement” means the termination of employment other than by reason of death or permanent long-term disability by a person who is age 55 or older and whose age in years plus number of years of Recognized Employment with the Company or its subsidiaries totals 65 or more. For purposes of this Award, “Recognized Employment” shall include only employment since the Participant’s most recent date of hire by the Company or its subsidiaries, and shall not include employment with a company acquired by UnitedHealth Group or its subsidiaries before the date of such acquisition.

(d) Severance. If Participant is entitled to severance under the Company’s severance pay plan or under an employment agreement entered into with the Company, then the Shares shall continue to vest, and the restrictions with respect to the Shares shall continue to lapse, for the period of such severance. Should severance be paid in a lump sum versus bi-weekly payments, the Shares shall continue to vest for the period of time had severance been paid bi-weekly.

5. Restriction on Transfer. Until the Shares vest pursuant to Section 2, 3 or 4, the Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer unvested Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares. Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Participant and receive any property distributable with respect to the Shares upon the death of Participant.

6. Restrictive Covenants. In consideration of the terms of this Award and in recognition of the fact that Participant will receive Proprietary Information, as defined below, during Participant’s employment with the Company, Participant agrees to be bound by the following Restrictive Covenants and agrees that if Participant violates any provision of such Restrictive Covenants, then (i) all unvested portions of the Shares, together with any portions of the Shares that vested within one year prior to the termination of Participant’s employment with the Company or at any time after such termination (the “Forfeited Shares”) shall become null and void and (ii) Participant shall pay to the Company, upon demand, an amount equal to (A) the proceeds Participant has received from any sales of Forfeited Shares, and (B) if Participant still holds all or any part of the Forfeited Shares at the time such Company demand is made, the aggregate Fair Market Value of such Forfeited Shares as of the date of vesting of such Forfeited Shares. Furthermore, the Company may seek any other legal or equitable remedy, including injunctive relief, if Participant violates any of the following Restrictive Covenants. By accepting this Award, Participant agrees that the restrictions and agreements contained in this Section 6 are reasonable and necessary to protect the legitimate interests of the Company.

(a) Proprietary Information. During the course of employment, Participant will receive sensitive, confidential, proprietary and/or trade secret information (collectively, “Proprietary Information”), including, without limitation, information regarding inventions, new product or marketing plans, business strategies, merger and acquisition targets, financial and pricing information, computer programs, models and data bases (including limitation source codes), designs, analytical models, customer lists and information, and supplier and vendor lists and information. This Proprietary Information includes not only information contained in written or digitized Company documents but also all such information which Participant may commit to memory during the course of Participant’s job. It is Participant’s responsibility to protect the integrity and confidential nature of this Proprietary Information, both during and after Participant’s employment with the Company, and Participant shall not disclose any such Proprietary Information, either during or after the term of Participant’s employment, except as necessary for the performance of Participant’s duties or as expressly permitted in writing by the Company. It is understood, however, that nothing herein shall be construed to prohibit the disclosure, or restrict the use, of information that is available in reasonably similar form to the general public, through no fault of Participant, or that was received by Participant outside of the Company, without an obligation of confidentiality.

(b) Competitive Activity. During Participant’s employment with the Company and for one year after the latter of (i) termination of Participant’s employment for any reason whatsoever (including Retirement) or (ii) the last scheduled vesting date under the provisions of Section 4, Participant shall not engage in any Competitive Activity. For purposes of this Award, the term “Competitive Activity” shall mean involvement in any activities that are competitive with any product or service that the Participant was directly involved with, or had Proprietary Information regarding, during the Participant’s employment with the Company or its subsidiaries. Because the Company’s business competes on a nationwide basis, Participant’s obligations hereunder shall apply anywhere in the United States of America.

In the event that any portion of this Section 6(b) regarding “Competitive Activity” shall be determined by any court of competent jurisdiction to be unenforceable because it is unreasonably restrictive in any respect, it shall be interpreted to extend over the maximum period of time for which it reasonably may be enforced and to the maximum extent for which it reasonably may be enforced in all other respects, and enforced as so interpreted, all as determined by such court in such action. Participant acknowledges the uncertainty of the law in this respect and expressly stipulates that this Certificate is to be given the construction that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

(c) Non-Solicitation. During Participant’s employment and for two years after the latter of (i) termination of Participant’s employment for any reason whatsoever (including Retirement) or (ii) the last scheduled vesting date under the provisions of Section 4, Participant shall not:

(i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere adversely with the relationship between any such employee and the Company;

(ii) induce or attempt to induce any employee of the Company to work for, render services to, provide advice to, or supply confidential business information or trade secrets of the Company to any third person, firm, or corporation;

(iii) employ, or otherwise pay for services rendered by, any employee of the Company in any business enterprise with which Participant may be associated, connected or affiliated;

(iv) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company, or in any way interfere with the then existing business relationship between any such customer, supplier, licensee, licensor or other business relation and the Company; or

(v) assist, solicit, or encourage any other person, directly or indirectly, in carrying out any activity set forth above that would be prohibited by any of the provisions of this Award if such activity were carried out by Participant. In particular, Participant will not, directly or indirectly, induce any employee of the Company to carry out any such activity.

7. Issuance of Shares.

(a) Effective as of the Award Date, the Company shall cause the Shares to be issued in book-entry form, registered in Participant’s name. The Shares shall be subject to an appropriate stop-transfer order.

(b) After any of the Shares vest pursuant to Section 2, 3 or 4 and following payment of the applicable withholding taxes pursuant to Section 9, the Company promptly shall cause the stop-transfer order to be removed with respect to such vested Shares.

8. Adjustments to Shares.

(a) In the event that any dividend or other distribution (whether in the form of cash,  shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company or other similar corporate transaction or event affecting the Common Stocks would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Award (including, without limitation, the benefits or potential benefits of provisions relating to the vesting of the Shares), the Committee shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, make adjustments to the Award, including adjustments in the number and type of Shares Participant would have received; provided, however, that the number of shares covered by the Award shall always be a whole number.

(b) Any additional shares of Common Stock, any other securities of the Company and any other property (except for cash dividends or other cash distributions) distributed with respect to the Shares prior to the date or dates the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares and shall be promptly deposited with the Secretary of the Company or a custodian designated by the Secretary.

(c) Any cash dividends or other cash distributions payable with respect to the Shares shall be distributed at the same time cash dividends or other cash distributions are distributed to shareholders of the Company generally.

9. Income Tax Matters.

(a) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant.

(b) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, Participant may elect to satisfy Participant’s federal and state income tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares, by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the Company, (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock already owned by Participant having a Fair Market Value equal to the amount of such taxes. Any  shares already owned by Participant referred to in the preceding sentence must have been owned by Participant for no less than six months prior to the date delivered to the Company if such shares were acquired upon the exercise of an option or upon the vesting of restricted stock units or other restricted stock. The Company will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share. Participant’s election must be made on or before the date that the amount of tax to be withheld is determined.

10. Miscellaneous.

(a) This Award does not confer on Participant any right with respect to the continuance of any relationship with the Company or its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.

(b) The Company shall not be required to deliver any Shares until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(c) An original record of this Award and all the terms hereof, executed by the Company, is held on file by the Company. To the extent there is any conflict between the terms contained in this Award and the terms contained in the original held by the Company, the terms of the original held by the Company shall control.